                                       SUBLEASE

              AGREEMENT OF SUBLEASE (this "Sublease"), is made as of the 30th day of November 1995, by and between CITIBANK, F.S.B., A FEDERAL SAVINGS BANK, ("SUBLANDLORD"), and SOUTHERN CALIFORNIA BANK, a California Corporation ("SUBTENANT").

                                 W I T N E S S E T H:

    A. WHEREAS, by that certain Lease, dated as of April 30, 1987, between Lomas Santa Fe, Incorporated predecessor in interest to Regents Park Financial Centre Ltd., a California Limited Partnership ("Landlord"), as lessor, and Citicorp Savings, a Federal Savings and Loan Association, (now known as CITIBANK F.S.B. a Federal Savings Bank), Sublandlord, as lessee, Landlord leased to Sublandlord approximately three thousand four hundred seventy-one (3,471 ) square feet of space, as more particularly described in the Lease, and located on the ground floor in Suite 125 of the building (the "Building") located at 4180 La Jolla Village Drive, La Jolla, California;

    B. WHEREAS, by that certain First Amendment To Lease, dated as of November 4, 1987, between Landlord and Citicorp Savings, a Federal Savings and Loan Association, Citicorp Savings leased from Landlord additional space within the Building for the purpose of operating Automated Teller Machines ("ATMs"), as more particularly described in the First Amendment To Lease. Such additional space and the 3,471 square feet of space described in Recitals A, above, are collectively herein referred to as the "Premises";

    C. WHEREAS, by that certain Assignment of Lease and Assumption of Liability Agreement, dated as of August 15, 1989, Lomas Santa Fe, Incorporated assigned its interest under the Lease to Regents Park Financial Centre Limited, California Limited Partnership;

    D. WHEREAS, by that certain Second Amendment To Lease, dated as of March 13, 1990, between Landlord and Citicorp Savings, a Federal Savings and Loan Association, Landlord and Citicorp Savings amended Exhibit G of the Lease, as more particularly described in the Second Amendment To Lease;

    E. WHEREAS, the Lease, First Amendment To Lease and the Second Amendment To Lease, as described in Recitals A, B and D, above, are collectively herein referred to as the "Lease"; and,

    F. WHEREAS, Sublandlord desires to sublease to Subtenant the entire Premises as indicated on Exhibit A attached hereto and Subtenant desires to hire the Premises from Sublandlord on the terms, covenants and conditions contained herein.

              NOW, THEREFORE, in consideration of the mutual covenants, conditions and terms herein contained, it is mutually agreed as follows:

1. SUBLEASING OF PREMISES. Sublandlord hereby subleases to Subtenant, and Subtenant hereby hires from Sublandlord, the Premises, upon and subject to the terms and conditions hereinafter set forth.

    2.        TERM.

              2.1  The term (the "Term") of this Sublease shall be for a two
(2) year and two (2) month period, which shall commence on November 1,1995 (the "Commencement Date") and shall terminate on December 31, 1997 (the "Expiration Date"), or on such earlier date upon which the Term shall expire or be canceled or terminated pursuant to any of the conditions or covenants of this Sublease or pursuant to law. Subtenant shall have absolutely no option to extend the Term of this Sublease, and Sublandlord hereby agrees that Sublandlord shall have absolutely no option to extend the term of the Lease. Sublandlord and Subtenant hereby agree that the provisions of Addendum To Lease (Option Provision) of the Lease are hereby deleted in their entirety and are null, void and no longer of any force or effect.

              2.2 If Sublandlord is unable or fails to deliver possession of the Premises on the Commencement Date (i) Sublandlord shall not be subject to any liability for failure to give possession, (ii) Subtenant waives the right to recover any damages which may result from such failure to give possession, and
(iii) the Commencement Date shall be postponed until three (3) days after the date of notice given by Sublandlord to Subtenant stating that the Premises are ready for delivery to Subtenant. If the Commencement Date shall be postponed as provided in this Section 2.2, then promptly following the Commencement Date, Sublandlord and Subtenant shall execute an agreement confirming the Commencement Date and Rental (as hereinafter defined) shall be abated for the period between November 1, 1995 and the Commencement Date, and Subtenant's payment of Rental for the month of November, 1995 only shall be proportionately reduced. If Sublandlord does not deliver the Premises to Subtenant on or before November 30, 1995, Subtenant shall have the right, by delivering notice to Sublandlord and Landlord on or before December 31, 1995, to terminate this Sublease and all rights and obligations of Sublandlord and Subtenant under this Sublease. If Subtenant does not so deliver such notice on or before December 31, 1995, Subtenant shall have no such right thereafter to terminate this Sublease due to Sublandlord not delivering the Premises to Subtenant on or before November 30, 1995.

    3.        BASE RENT AND ADDITIONAL RENT.

              3.1 Subtenant shall pay to Sublandlord, commencing on the Commencement Date, in currency which at the time of payment is legal tender for public and private debts in the United States of America, as base rent ("Base Rent") during the Term, on or

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before the first (1st) day of each month during the Term, in the following amounts for the following periods:

    (a) for the one (1) year period commencing on the Commencement Date and ending on October 31, 1996 in equal monthly installments of Five Thousand Five Hundred Fifty-Three and 60/100 Dollars ($5,553.60) per month;

    (b) for the one (1) year period commencing on November 1, 1996 and ending on October 31, 1997 in equal monthly installments of Five Thousand Seven Hundred Seventy-Five and 74/100 Dollars ($5,775.74) per month; and,

    (c) for the two (2) month period commencing on November 1, 1997 and ending on the Expiration Date in equal monthly installments of Six Thousand Six and 77/100 Dollars ($6,006.77).

The installment of Base Rent for the first full calendar month of the Term following the Commencement Date ($5,553.60) shall be due and payable on the execution of this Sublease. Provided that the delay is not caused by Subtenant, the payment of Base Rent shall be deferred by the same number of days after the Commencement Date that delivery of possession of the Premises may be delayed, if any. If the Commencement Date shall occur on a date other than the first day of any calendar month, the Base Rent payable hereunder for such month shall be prorated on a per-diem basis and shall be paid on or before the first day of the first full month following the Commencement Date.

              3.2 In addition to the Base Rent herein reserved, Subtenant agrees to pay to Sublandlord additional rental calculated as follows:

              (a) one hundred percent (100%) of the amounts payable by Sublandlord pursuant to Lease Article 1.10 (b)(i) (for triple net Operating Expenses), Article 5.04 (for Personal Property Taxes), Article 5.05 (for Utilities), Article 5.06 (for Impounds for Insurance Premiums and Property Taxes), Article 9 (for Maintenance, Repairs and Alterations) and Exhibit G of the Lease to the extent that such amounts exceed Sublandlord's costs for such amounts under the Lease for the first one (1) year period of the Term (the "Base Year") of the Sublease (from November 1, 1995 to October 31, 1996). Effective commencing on November 1, 1996, such increases in such amounts above the Base Year shall be payable by Subtenant to Sublandlord in the same manner (within thirty days of Sublandlord mailing an invoice for such additional rent to Subtenant) as corresponding payments are payable by Sublandlord to Landlord under the Lease.

              (b) all other payments for which Sublandlord shall become responsible to Landlord under the Lease in respect of the Premises, or Subtenant's use or occupancy thereof or by reason of any act or omission of Subtenant, including, without being limited to, any payments accruing as a result of (i) any increases in insurance premiums as provided in Article 13

(Insurance) of the Lease, resulting from any act or omission of Subtenant, (ii) any additional rent payable on account of Subtenant's use of extra heating, ventilation or air conditioning (iii) any additional rent payable on account of any services provided to Subtenant. Any restoration or repair of the Premises or removal of Subtenant's furniture, fixtures, equipment and personal property required upon the expiration of the Term hereof as a result of Subtenant's Alterations, as that term is hereinafter defined, shall be performed by Subtenant at Subtenant's sole risk, cost and expense, and shall be completed by Subtenant on or before the Expiration Date.

              3.3 If Subtenant shall fail to pay within five (5) days after any installment of Base Rent is due hereunder, or, if Subtenant shall fail to pay within thirty (30) days after Sublandlord delivers to Subtenant any invoice for any installment of additional rental or other costs, charges and sums payable by Subtenant hereunder (such additional rental or other costs, charges and sums, together with Base Rent, hereinafter collectively referred to as the "Rental"), Subtenant shall pay to Sublandlord, in addition to such installment of Rental, as a late charge equal to ten percent (10%) of any such unpaid Rental amount.

              3.4 All Base Rent and other Rental shall constitute rent under this Sublease, and shall be payable to Sublandlord at its address as set forth in Article 14 hereof, unless Sublandlord shall otherwise direct in writing. However, if Sublandlord is adjudged to be in default of the Lease beyond any applicable notice and cure period, and Landlord notifies Subtenant and Sublandlord that Sublandlord is in default of the Lease, Subtenant shall pay all Rental due under this Sublease (commencing after Subtenant and Sublandlord receive such notice) to Landlord and not to Sublandlord.

              3.5 Subtenant shall promptly pay the Rental as and when the same shall become due and payable without set-off, offset or deduction of any kind whatsoever, except as expressly set forth herein, and, in the event of Subtenant's failure to pay the same when due (subject to grace periods provided herein), Sublandlord shall have all of the rights and remedies provided for herein or at law or in equity, in the case of non-payment of Rental.

              3.6 Sublandlord's failure during the Term to prepare and deliver any statements or bills required to be delivered to Subtenant hereunder, or Sublandlord's failure to make a demand under this Sublease shall not in any way be deemed to be a waiver of, or cause Sublandlord to forfeit or surrender its rights to collect any Rental which may have become due pursuant to this Sublease during the Term. However, Sublandlord's failure to so prepare and deliver statements and bills to Subtenant or make such a demand under this Sublease shall preclude Sublandlord from collecting any late fees or charges from Subtenant until Sublandlord does so prepare and deliver such statements, bills or demands to Subtenant and the time periods have elapsed under paragraph 3.6 of this Sublease. Subtenant's liability for Rental due under this Sublease accruing during the Term, and Sublandlord's obligation to refund overpayments of or adjustments to Rental paid to it by Subtenant, shall survive the expiration or sooner termination of this Sublease.

              3.7 Sublandlord shall promptly furnish to Subtenant a copy of each notice or statement from Landlord affecting the Premises. If Sublandlord disputes the correctness of any such notice or statement and if such dispute is resolved in Sublandlord's favor, or if Sublandlord shall receive any refund of additional rent without a dispute, Sublandlord shall promptly pay to Subtenant any refund (after deducting from the amount of any such refund all expenses, including court costs and reasonable attorneys' fees, incurred by Sublandlord in resolving such dispute) received by Sublandlord in respect (but only to the extent) of any related payments of additional rent made by Subtenant less any amounts theretofore received by Subtenant directly from Landlord and relating to such refund, provided that, pending the determination of any such dispute (by agreement or otherwise), Subtenant shall pay the full amount of Rental in accordance with this Sublease and the applicable statement or notice of Landlord.

    4.        SUBORDINATION TO AND INCORPORATION OF THE LEASE.

              4.1 This Sublease is in all respects subject and subordinate to the terms and conditions of the Lease and to all matters to which the Lease is subject and subordinate. Sublandlord represents that a true and complete copy of the Lease has been furnished by Sublandlord to Subtenant. Subtenant shall indemnify Sublandlord for, and shall hold it harmless from and defend it against, any and all losses, damages, penalties, liabilities, costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements, which may be sustained or incurred by Sublandlord by reason of Subtenant's failure to keep, observe or perform any of the terms, provisions, covenants, conditions and obligations on Sublandlord's part to be kept, observed or performed under the Lease to the extent same shall have been incorporated herein, or otherwise arising out of or with respect to Subtenant's use and occupancy of the Premises from and after the Commencement Date. Sublandlord shall indemnify Subtenant for, and shall hold it harmless from and defend it against, any and all losses, damages, penalties, liabilities, costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements, which may be sustained or incurred by Subtenant by reason of Sublandlord's failure to comply (after any applicable period under this Sublease or the Lease has elapsed for Sublandlord to receive notice of and cure the non-compliance) with any term of this Sublease or obligation under the Lease.

              4.2 Except as otherwise expressly provided in, or otherwise inconsistent with this Sublease, or to the extent not applicable to the Premises, the terms, provisions, covenants, stipulations, conditions, rights, obligations, remedies and agreements contained in the Lease are incorporated in this Sublease by reference, and are made a part hereof as if herein set forth at length, Sublandlord being substituted for the "Lessor" under the Lease, and Subtenant being substituted for the "Lessee" under the Lease, except that the following provisions of the Lease shall be deemed deleted therefrom and shall have no force and effect as between Sublandlord and
Subtenant:

    i.        Articles 1.05 and 2.01 (Term).
    ii. Article 2.04 (Holding Over), it being understood that Subtenant shall have absolutely no right to hold over in the Premises after the Expiration Date.
    iii.      Article 3 (Rent).
    iv. Article 19.05 (Lessee's Financial Condition), however; Landlord shall retain the right to request information of Subtenant under
              Article 19.05 of the Lease.
    v.        Article 36 (Notices).
    vi.       Article 46 (Brokers).
    vii.      Exhibit C (Description of Demised Premises Shell).
    viii.     Exhibit E (Lessee's Improvements, Alterations or Additions).
    ix. The following specific Sections of Exhibit G (Addendum To Lease)(with all other sections of Exhibit G not listed below continuing in full force and effect:):

              (1)  Section 1.05.
              (2)  Section 3.02(d).
              (3)  Section 9.02 (the first paragraph).
              (4) Section 9.03 (the second paragraph). However, Subtenant shall provide Landlord with "as built" plans relating to Subtenant's alterations to the Premises, if Landlord so requests.
              (5)  Section 13.01 (c).
              (6)  Section 16.03 (the second paragraph).
              (7)  All of the provisions of Article 47 (Additional Provisions).
              (8)  Article 48 (Sign Removal).
              (9)  Addendum To Lease - Option Provision.

    x.        Exhibit H (Signage).
    xi.       Addendum To Lease (Free Rent Provision).
    xii. Paragraphs 3, 5 and 6 of the Second Amendment To Lease (except that, Subtenant may use the additional space within the Premises, as described in the Second Amendment To Lease, for the purposes of installing, operating and maintaining two ATMs for Subtenant's business in the Premises).
    xiii.     The Second Amendment To Lease.

    5.        ADDITIONAL PROVISIONS.

              The following provisions of the Lease shall be modified as hereinafter provided:

              5.1 Article 5 (Additional Rent) is changed such that Subtenant shall pay all Rental to Sublandlord (not Landlord) under this Sublease.

              5.2 Article 6.03 (Lessee Advertising and Vending Machines) shall have the following words added thereto:

              "All such signs of Lessee shall be subject to and comply with all applicable laws, codes and statutes, and shall be subject to the prior written approval of Landlord."

              5.3 The second subparagraph of Article 25 (Indemnification of Lessor) shall be modified such that Subtenant hereby acknowledges that Subtenant is subleasing the Premises from Sublandlord and is not leasing the Premises from Regents Park Financial Centre Ltd.

    6.        USE.      Subtenant shall use and occupy the Premises for
financial services and for office use and for no other purposes.

    7.        COVENANTS WITH RESPECT TO THE LEASE.

              7.1 Subtenant shall not do anything that would constitute a default under the Lease or omit to do anything that Subtenant is obligated to do under the terms of this Sublease so as to cause there to be a default under the Lease. Throughout the Term of this Sublease (but subject to the provisions of this Sublease and the Lease), Sublandlord shall continue to pay all rent to Landlord due under the Lease, provided that the Lease is not terminated pursuant to the provisions of this Sublease or the Lease.

              7.2 The time limits set forth in the Lease for the giving of notices, making demands, performance of any act, condition or covenant, or the exercise of any right, remedy or option, are changed for the purpose of this Sublease, by lengthening or shortening the same in each instance, as appropriate, so that notices may be given, demands made, or any act, condition or covenant performed, or any right, remedy or option hereunder exercised, by Sublandlord or Subtenant, as the case may be (and each party covenants that it will do so) within three (3) days prior to the expiration of the time limit, taking into account the maximum grace period, if any, relating thereto contained in the Lease. Each party shall promptly deliver to the other party copies of all notices requests or demands which relate to the Premises or the use or occupancy thereof after receipt of same from Landlord. Each party shall also promptly deliver to Landlord copies of all notices, requests or demands that such party delivers to the other party hereunder.

    8.        SERVICES, REPAIRS, AND ALTERATIONS.

              8.1 Notwithstanding anything to the contrary contained in this Sublease or in the Lease, Sublandlord shall not be required to provide any of the services that Landlord has agreed to provide pursuant to the Lease (or required by law), or furnish the electricity to the Premises that Landlord has agreed to furnish pursuant to the Lease (or required by law), or make any of the repairs or restorations that Landlord has agreed to make pursuant to the Lease (or required by law), or comply with any laws or requirements of any governmental authorities, or take any other action that Landlord has agreed to provide, furnish, make, comply with, or take, or cause to be provided, furnished, made, complied with or taken under the Lease, but Sublandlord agrees to use and exercise reasonable efforts, at Subtenant's sole cost and expense, to obtain the same from Landlord and to cause Landlord to perform its obligations under the Lease for the benefit of Subtenant (provided, however, that Sublandlord shall not be obligated to use such efforts or take any action which might give rise to a default under the Lease), and, subject to Sublandlord using and exercising reasonable efforts as set forth in this paragraph, Subtenant shall rely upon, and look solely to, Landlord for the provision, furnishing or making thereof or compliance therewith. If Landlord shall default in the performance of any of its obligations under the Lease, Sublandlord shall, upon reasonable request and at the sole cost and expense of Subtenant (including but not limited to, Subtenant paying all of Sublandlord's attorney's fees and court costs, provided that such Landlord's default is not solely and proximately caused by a default of Sublandlord under the Lease), timely institute and diligently prosecute any action or proceeding which both Sublandlord and Subtenant deem appropriate in both Sublandlord's and Subtenant's reasonable judgment, in order to have Landlord make such repairs, furnish such electricity, provide such services or comply with any other obligation of Landlord under the Lease or as required by law. However, notwithstanding the foregoing, Sublandlord shall have no obligation to institute or diligently prosecute any action or proceeding which Subtenant could bring directly against Landlord without Sublandlord being a party to any such action or proceeding. Subtenant shall defend, indemnify and hold harmless Sublandlord from and against any and all such claims arising from or in connection with such request, action or proceeding, provided that, Landlord's failure to so comply with Landlord's obligations under the Lease is not solely and proximately caused by a default of Sublandlord under the Lease. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs and expenses of any kind or nature, including, without limitation, reasonable attorneys' fees and disbursements, incurred in connection with any such claim, action or proceeding brought thereon. Subtenant shall not make any claim against Sublandlord for any damage which may arise, nor shall Subtenant's obligations hereunder be diminished, by reason of (i) the failure of Landlord to keep, observe or perform any of its obligations pursuant to the Lease

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or (ii) the acts or omissions of Landlord, its agents,  contractors, servants, employees, invitees or licensees. If the Lease is terminated by Landlord as a result of a default or breach by Sublandlord or Subtenant under this Sublease or the Lease, the defaulting party shall be liable to the non-defaulting party for any damages suffered as a result of such termination. The provisions of this
Section 7.1 shall survive the expiration or earlier termination of the Term hereof.

              8.2 Subtenant shall not make or allow to be made any alterations, changes, additions or improvements (collectively, "Alterations") to the Premises or any part thereof without the prior written consent of Landlord and Sublandlord. If Landlord and Sublandlord shall consent to any Alterations to the Premises, such Alterations shall be subject to any terms, covenants, conditions and agreements which Landlord and Sublandlord may prescribe from time to time, which shall include a requirement that, prior to the commencement of any Alterations to the Premises, Subtenant deliver to Landlord and Sublandlord written acknowledgments from all materialmen, contractors, artisans, mechanics, laborers and any other persons furnishing any labor, services, materials, supplies or equipment to Subtenant with respect to the Premises that they will look exclusively to Subtenant for payment of any sums due in connection therewith and that Landlord and Sublandlord shall have no liability for such costs. All Alterations to the Premises made or requested by Subtenant shall be at Subtenant's sole risk, cost and expense. Upon the expiration or sooner termination of the Term, any Alterations to the Premises, excepting movable furniture and trade fixtures, shall become the property of Landlord and shall be surrendered with the Premises, unless Landlord or Sublandlord shall direct Subtenant to remove any such Alterations, in which event, Subtenant shall remove same at its sole cost and expense and repair in a good and workmanlike manner or any damage to the Premises or Building occasioned by such removal and, after complying with the foregoing, on or before the Expiration Date, restore the Premises and Building to the condition existing prior to such Alterations, normal wear and tear accepted.

    9.        CONSENTS.

              9.1 Sublandlord agrees that whenever its consent or approval is required hereunder, or where something must be done to Sublandlord's satisfaction, Sublandlord shall not unreasonably withhold or delay such consent or approval, unless otherwise stated in this Sublease; provided, however, that whenever the consent or approval of Landlord, the lessor under a superior lease, or the mortgagee under a mortgage, as the case may be, is also required pursuant to the terms of the Lease, and in connection therewith, if Landlord, the lessor under a superior lease, or the mortgagee under a mortgage shall withhold its consent or approval for any reason whatsoever, Sublandlord shall not be deemed to be acting unreasonably if it shall also withhold its consent or approval. If Landlord shall withhold its consent or approval in connection with this Sublease or the Premises in any instance where, under the Lease, the consent or approval of Landlord may not be unreasonably withheld, and if Subtenant shall reasonably contend that Landlord has unreasonably withheld such consent, Sublandlord may, upon the request and at the expense of Subtenant, but Sublandlord shall have absolutely no obligation to do so under any circumstances, either (i) timely institute and diligently prosecute any action or proceeding which Sublandlord, in its sole and absolute discretion, deems meritorious, in order to dispute such action by Landlord, or (ii) permit Subtenant, to the extent allowable under the Lease, to institute and prosecute such action or proceeding in the name of Sublandlord, provided that Subtenant shall keep Sublandlord informed of its actions and shall not take any action which might give rise to a default under the Lease. Subtenant shall indemnify Sublandlord and hold it harmless from and against all losses, damages, claims, liabilities, fines, penalties, suits, demands, costs and expenses, of any nature, arising from or in connection with any action or proceeding instituted under this Section 8.1.

              9.2 If Subtenant shall request Sublandlord's consent and Sublandlord has agreed, under the terms of this Sublease, that neither its consent nor its approval shall be unreasonably withheld, and Sublandlord shall fail or refuse to give such consent or approval, and Subtenant shall dispute the reasonableness of Sublandlord's refusal to give its consent or approval, such dispute shall be finally determined by a court of competent jurisdiction. If the determination shall be adverse to Sublandlord, Sublandlord nevertheless, shall not be liable to Subtenant for a breach of Sublandlord's covenant not to unreasonably withhold such consent or approval, and Subtenant's sole remedy in such event shall be the granting of consent or approval by Sublandlord with respect to such request under this Sublease.

    10.       TERMINATION OF LEASE.   In the event of a default under the Lease
which results in the termination of the Lease, Subtenant shall attorn to and recognize Landlord as Sublandlord hereunder and shall, promptly upon Landlord's request, execute and deliver all instruments reasonably necessary or appropriate to confirm such attornment and recognition. Provided Subtenant is not in default under the terms of this Sublease, Landlord shall not disturb Subtenant's right to possession as provided under this Sublease. Sublandlord shall not be liable to Subtenant by reason of such termination of the Lease by either Landlord or Sublandlord pursuant to the Lease, provided the termination is not the result of the Sublandlord's default of the terms of the Lease or this Sublease.

    11.       SUBLEASE.  NOT ASSIGNMENT.   Notwithstanding anything contained
herein, this Sublease shall be deemed to be a sublease of the Premises and not an assignment, in whole or in part, of Sublandlord's interest in the Lease.

    12. DAMAGE, DESTRUCTION, FIRE AND OTHER CASUALTY: CONDEMNATION. Notwithstanding any contrary provision of this

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

Sublease or the provisions of the Lease herein incorporated by reference, Subtenant shall not have the right to terminate this Sublease as to all or any part of the Premises, or be entitled to an abatement of Base Rent or any other item of Rental, by reason of a casualty or condemnation affecting the Premises unless Sublandlord is entitled to terminate the Lease or Sublandlord is entitled to a corresponding abatement with respect to its corresponding obligation under the Lease. If Sublandlord is entitled to terminate the Lease for all or any portion of the Premises by reason of casualty or condemnation, Sublandlord may terminate this Sublease as to any corresponding part of the Premises by written notice to Subtenant given at least five (5) days prior to the date(s) Sublandlord is required to give notice to Landlord of such termination under the terms of the Lease.

    13.       NO WAIVERS.   Failure by Sublandlord in any instance to insist
upon the strict performance of any one or more of the obligations of Subtenant under this Sublease, or to exercise any election herein contained, shall in no manner be or be deemed to be a waiver by Sublandlord of any of Subtenant's defaults or breaches hereunder or of any of Sublandlord's rights and remedies by reason of such defaults or breaches, or a waiver or relinquishment for the future of the requirement of strict performance of any and all of Subtenant's obligations hereunder. Further, no payment by Subtenant or receipt by Sublandlord of a lesser amount than the correct amount or manner of payment of Rental due hereunder shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed to effect or evidence an accord and satisfaction, and Sublandlord may accept any checks or payments as made without prejudice to Sublandlord's right to recover the balance or pursue any other remedy in this Sublease or otherwise provided at law or equity.

    14. NOTICES. Any notice, statement, demand, consent, approval, advice or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this Sublease or pursuant to any applicable law or requirement of public authority (collectively, "Notices") shall be in writing and shall be deemed to have been properly given, rendered or made only if sent by personal delivery, receipted by the party to whom addressed, or registered or certified mail, return receipt requested, posted in a United States post office station in the continental United States, addressed
(i) to Subtenant, at its address as set forth below or at the Premises, (ii) to Sublandlord, at its addresses as set forth below, and (iii) to Landlord, at its address set forth below. All such Notices shall be deemed to have been given, rendered or made when delivered and receipted by the party to whom addressed, in the case of personal delivery, or three (3) days after the day so mailed.
Either party may, by Notice in the manner set forth herein, designate a different address or addresses for communications intended for it.

    Sublandlord's addresses:

    Citibank F.S.B.
    Citicorp Corporate Realty Services Western region
    725 South Figueroa, 2nd Floor
    Los Angeles, CA 90017
    Attn: Lease Administrator

copies of any Notices commencing or relating to any action, suit or proceeding against Sublandlord arising under this Sublease shall also be sent to the following:

    Citicorp/Citibank Real Estate Legal Department
    599 Lexington Avenue
    24th Floor/Zone 9
    New York, NY 10043
    Attn: General Counsel

    Subtenant's address:

    Southern California Bank
    P.O.  Box 588
    La Mirada, CA 90637-0588
    Attn: Premises Manager

    Landlord's Address:

    Regents Park Financial Centre Ltd.
    c/o Asset Management Group
    11750 Sorrento Valley Road
    San Diego, CA 92121

    15. BROKER. Each party hereto covenants, warrants and represents to the other party that it has had no dealings, conversations or negotiations with any broker other than Robert M. Irish, Inc. and CB Commercial Real Estate Group, Inc. (collectively, the "Broker") concerning the execution and delivery of this Sublease. Each party hereto agrees to defend, indemnify and hold harmless the other party against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys' fees and disbursements, arising out of its respective representations and warranties contained in this Article 15 being untrue. Sublandlord shall pay any brokerage commissions due to the Broker pursuant to a separate agreement between Sublandlord and the Broker. The provisions of this Article 15 shall survive the expiration or earlier termination of this Sublease.

    16. CONDITION OF THE PREMISES. Subtenant represents that it has made or caused to be made a thorough examination of the Premises and is familiar with the condition of every part thereof. Subtenant agrees to accept the Premises in its "as is" condition on the date hereof, reasonable wear and tear between the date hereof and the Commencement Date excepted. Sublandlord has not made and does not make any representations or warranties as to the physical condition of the Premises, the use to which the Premises may be put, or any other matter or thing affecting or relating to the Premises, except as specifically set forth in this Sublease. Sublandlord shall have no obligation whatsoever to alter, remodel, improve, decorate, repair, paint or otherwise prepare the Premises nor replace any part thereof, for Subtenant's occupancy.

    17. CONSENT OF LANDLORD TO THIS SUBLEASE. Sublandlord and Subtenant each hereby acknowledge and agree that this Sublease is subject to and conditioned upon Sublandlord obtaining the written consent (the "Consent") of Landlord as to: (i) the subleasing of the Premises by Sublandlord to Subtenant under this Sublease; (ii) Subtenant's proposed use of the Premises; (iii) Subtenant's proposed signage (if any is proposed by Subtenant as of the date of this Sublease); (iv) Subtenant's proposed Alterations (if any are proposed by Subtenant as of the date of this Sublease) and, (v) the transfer to Subtenant of Sublandlord's parking rights under the Lease. Promptly following the execution and delivery hereof, Sublandlord shall submit this Sublease to Landlord for approval. Subtenant hereby agrees that it shall cooperate in good faith with Sublandlord and shall comply with any reasonable requests made of Subtenant by Sublandlord or Landlord in the procurement of the Consent. Sublandlord shall pay to Landlord a tenant improvement allowance within thirty (30) days after Sublandlord receives a written invoice from Landlord, which invoice shall be accompanied by written evidence that Landlord paid a tenant improvement allowance to Subtenant and such allowance was totally utilized to make improvements or alterations to the Premises by Subtenant, which amount must be at least four (4) times the amount for which Landlord has invoiced Sublandlord. However, in no event shall the tenant improvement allowance that is to paid by Sublandlord to Landlord hereunder exceed Five Thousand Dollars ($5,000.00). In no event shall Sublandlord or Subtenant be obligated to make any other payment to Landlord in order to obtain the Consent or the consent to any provision hereof, other than as expressly set forth in the Lease (and any such fees which may be payable pursuant to the Lease shall be payable by Subtenant and Sublandlord shall have no responsibility for the payment of same).

    18.       ASSIGNMENT, SUBLETTING AND MORTGAGING.

              18.1 Subtenant shall not assign, sell, transfer (whether by operation or law or otherwise), pledge, mortgage or otherwise encumber this Sublease or any portion of its interest in the Premises, nor sublet all or any portion of the Premises or permit any other person or entity to use or occupy all or any portion of the Premises, without the prior written consents of Sublandlord (except as set forth below) and Landlord. Sublandlord shall not unreasonably withhold or delay its consent, and Landlord's consent shall be subject to the provisions of Article 16 (Assignment and Sublease) of the Lease.

              In connection with any subletting or assignment permitted, Subtenant shall pay to Sublandlord, in addition to all such Rental payable by Subtenant to Sublandlord hereunder, all rent, additional rent or other payments and consideration received by Subtenant in excess of Rental payable by Subtenant to Sublandlord.

              18.2 For the purposes of this Article 18, an assignment or subletting shall be deemed to have occurred upon: (i) the subletting or assignment to a subsidiary or affiliate of Subtenant or occupancy by Subtenant's subsidiaries or affiliates [such an assignment or subletting under this subpart 18.2(i) shall not require Sublandlord's prior written consent, but shall remain subject to Landlord's consent pursuant to the provisions of Article 16 of the Lease]; (ii) the sale or transfer, whether pursuant to a single transaction or in a series of related or unrelated transactions, including without limitation by consolidation, merger or reorganization, of a majority of the voting stock of Subtenant or any beneficial interest therein, if Subtenant is a corporation, or any sale or other transfer, whether pursuant to one or more successive transactions, of a majority of the general partnership interests in Subtenant or any beneficial interest therein, if Subtenant is a partnership; and (iii) the sale or other transfer, whether pursuant to one or more successive transactions, of more than fifty (50%) percent, by value, of the assets of Subtenant used in conducting its business in the Premises (in the event of such a sale or transfer, Sublandlord shall have no right to terminate this Sublease, but any such sale or transfer shall be subject to Landlord's rights, if any, to terminate this Sublease under the provisions of the Lease).

              18.3 If this Sublease be assigned, or if the Premises of any part thereof be sublet (whether or not Sublandlord and Landlord shall have consented thereto), Sublandlord, after default by Subtenant in its obligations hereunder, may collect rent from the assignee or subtenant and apply the net amount collected to the Rental herein reserved, but no such assignment or subletting shall be deemed a waiver of the covenant set forth in this Article 18, or the acceptance of the assignee or subtenant as a tenant, or a release of Subtenant from the further performance and observance by Subtenant of the covenants, obligations and agreements on the part of Subtenant to be performed or observed herein. The consent by Sublandlord or Landlord to an assignment, sale, pledge, transfer, mortgage or subletting shall not in any way be construed to relieve Subtenant from obtaining the express consent in writing, to the extent required by this Sublease or the Lease, of Sublandlord and Landlord to any further assignment, sale, pledge, transfer, mortgage or subletting.

    19. SECURITY. Subtenant has deposited with Sublandlord the sum of Six Thousand Six Hundred Six and 77/100 Dollars ($6,006.77) as security (the "Security") for the faithful performance and observance by Subtenant of the terms, provisions and conditions of this Sublease, including, but not limited to, the payment of Base Rent and all other items of Rental and the surrender of the Premises to Sublandlord as herein provided. If Subtenant defaults in respect of any of the terms, provisions and conditions of this Sublease, Sublandlord may apply or retain the whole or any part of the Security so deposited, as the case may be, to the extent required for the payment of any Base Rent or any other item of Rental as to which Subtenant is in default or for any sum which Sublandlord may expend or be required to expend by reason of Subtenant's default in respect of any of the terms, covenants and conditions of this Sublease, including, but not limited to, any damages or deficiency in the reletting of the Premises, whether such damages or deficiency accrue or accrues before or after summary proceedings or other re-entry by Sublandlord. If Sublandlord applies or retains any part of the Security so deposited, Subtenant, upon demand, shall deposit with Sublandlord the amount so applied or retained so that Sublandlord shall have the full deposit on hand at all times during the Term. If Subtenant fully and faithfully complies with all the terms, provisions, covenants and conditions of this Sublease, the Security Deposit, exclusive of any earned interest thereon, shall be returned to the Subtenant within ten (10) days following the Expiration Date. Subtenant shall not assign or encumber or attempt to assign or encumber the monies deposited herein as Security and neither Sublandlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

    20.       Intentionally deleted.

    21. Regulatory Approval: Sublandlord and Subtenant specifically acknowledge and agree that, notwithstanding anything to the contrary in this Sublease, the effectiveness of this Sublease is expressly contingent upon the following: No later than February 29, 1996, Subtenant shall have received all regulatory approvals from the banking department of the California Department of Corporations and the FDIC necessary for Subtenant to operate the Premises as a branch banking facility (hereinafter "Regulatory Approvals").

If the foregoing condition fails to occur on or before the date specified above for the satisfaction of the applicable condition, then Subtenant may at its option, terminate this Sublease by written notice to the Sublandlord given no later than five (5) days after the date specified for the satisfaction of such condition, in which case, this Sublease shall thereupon terminate and be of no further force or effect except for the obligations, if any, which have been incurred prior to the date of such termination or which expressly survive the expiration or earlier termination of this Sublease. If the foregoing condition is not satisfied by the date specified above for satisfaction of such condition and Subtenant does not give a notice to terminate to the Sublandlord by the following five (5) day period, then this condition shall be deemed satisfied.

In the event Subtenant terminates this Sublease as a result of Subtenant's failure to obtain the Regulatory Approvals on or before the date specified above, Subtenant (i) shall satisfy all monetary and non-monetary obligations under this Sublease through the effective date of such termination and (ii) shall deliver to Sublandlord no later than thirty (30) days after the effective date of such termination a check in the amount equal to (a) all tenant improvement expenses up to five thousand dollars ($25,000.00) and (b) brokers' commissions up to a maximum of twenty-five thousand dollars ($25,000.00) cumulative for Sublandlord and Landlord. In addition to the foregoing, upon such termination, Subtenant shall at Landlord's and/or Sublandlord's option return and restore the Premises to the condition which existed prior to the Commencement Date of this Sublease at Subtenant's sole cost and expense. The obligations of Subtenant as set forth herein shall survive the termination of this Sublease.

    22. Protection of Subtenant: Landlord and Sublandlord shall use their commercially reasonable best efforts to obtain and deliver to Subtenant an agreement in writing from each existing mortgagee with a lien encumbering the Premises and/or the lessor of any ground lease affecting the Premises, which provides that, so long as Subtenant is not in default under any of the terms, conditions, covenants, or agreements of this Sublease, Subtenant's possession of the Premises shall not be disturbed by reason of foreclosure of any such mortgage or the termination of any such ground lease.

Landlord or Sublandlord shall have until December 31,1995 to obtain such an agreement for Subtenant. In the event that such an agreement is not obtained by that date, Subtenant shall have the option to terminate this Sublease by giving written notice thereof to both Sublandlord and Landlord on or before January 15, 1996. In the event of such termination, Subtenant shall only have the obligation to pay Rental for the period of time it occupied the Premises. In the event of such termination, this Sublease shall thereafter be of no further force and effect, except for the obligations, if any, which have been incurred prior to the date of such termination or which expressly survive the Expiration Date or earlier termination of this Sublease. If the foregoing agreement is not obtained by the date specified above and Subtenant does not give notice to terminate to Sublandlord and Landlord on or before January 15,1996, then this condition shall be deemed satisfied.

    23.       MISCELLANEOUS.

              23.1 This Sublease contains the entire agreement between the parties and all prior negotiations and agreements are merged in this Sublease. Any agreement hereafter made shall be ineffective to change, modify or discharge this Sublease in whole or in part unless such agreement is in writing and signed by the parties hereto. No provision of this Sublease shall be deemed to have been waived by Sublandlord or Subtenant unless such waiver be in writing and signed by Sublandlord or Subtenant, as the case may be. The covenants and agreement contained in this Sublease shall bind and inure to the benefit of Sublandlord and Subtenant and their respective permitted succession and assigns.

              23.2 In the event that any provision of this Sublease shall be held to be invalid or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions of this Sublease shall be unaffected thereby.

              23.3 The paragraph headings appearing herein are for purpose of convenience only and are not deemed to be a part of this Sublease.

              23.4 Capitalized terms used herein shall have the same meanings as are ascribed to them in the Lease, unless otherwise expressly defined herein.

              23.5 This Sublease is offered to Subtenant for signature with the express understanding and agreement that this Sublease shall not be binding upon Sublandlord or Subtenant unless and until Sublandlord and Subtenant both shall have executed and delivered a fully executed copy of this Sublease to the other.

              23.6 All insurance policies required to be obtained by Subtenant under this Sublease or the Lease shall name Landlord and Sublandlord as additional insureds as their interests may appear.

              23.7 This Sublease shall be governed by, and construed in
accordance with, the laws of the State of California.        23.8 In the event
of a conflict ar inconsistency between the provisions of this Sublease and the Lease, the provisions of this Sublease shall supersede and control. However, nothing contained in this paragraph shall affect Landlord's rights under the Lease.

              23.8 In the event either party commences any action against the other party hereto because of a breach of or default under this Sublease, or to enforce, interpret or determine the validity of any term, covenant, condition or agreement of this Sublease, the prevailing party shall be entitled to reasonable attorney's fees and court costs.

              23.9 Subject to the provisions hereof relating to assignment and subletting, this Sublease shall bind and inure to the benefit of the heirs, executors successors and assigns of the parties hereto.

              23.10 Sublandlord hereby warrants that the Lease is in full force and effect and there are no breaches or defaults thereunder on the part of Sublandlord, nor does any condition exist that, with the passage of time, or the giving of notice, or both, would constitute such a breach or default on the part of Sublandlord.

              IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement of Sublease as of the day and year first above written.

              SUBLANDLORD:

              By CITICORP NORTH AMERICA, Inc.
              Authorized agent for:


              CITIBANK, F.S.B., a Federal Savings Bank



              By:
                 ----------------------------
              Its:
                  ---------------------------



              SUBTENANT:

              SOUTHERN CALIFORNIA BANK,
              a California corporation



              By:
                 ----------------------------
              Its:
                  ---------------------------

                         LANDLORD'S CONSENT TO SUBLEASE



Landlord:                    Regents Park Financial Centre, Ltd., a California
                             corporation

Tenant: Citicorp Savings, a Federal Savings and Loan Association, (now known as Citibank F.S.B., a Federal Savings Bank)

Sublessee:                   Southern California Bank, a California corporation

Premises:                    4180 La Jolla Village Drive, Suite 125, La Jolla,
                             California consisting of approximately 3,471 square feet of office and bank space

Lease and Amendments:        Lease dated April 30, 1987; First Amendment to
                             Lease dated November 4, 1987; Second Amendment to
                             Lease dated March 13, 1990 (collectively the
                             "Lease")

Date/Title of Sublease
Document:                    Sublease dated November 30, 1995 (the "Sublease")


    Regents Park Financial Centre, Ltd., a California corporation, as Landlord under the Lease, subject to and specifically conditioned upon the following terms and conditions hereby grants its consent to the Sublease made by and between Tenant, as sublessor, and Sublessee, a copy of which is attached hereto as EXHIBIT A, covering the Premises as more particularly described in the Sublease, in the building known as Regents Park Financial Centre.

    The capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Lease. This Consent to Sublease and the acknowledgments and acceptance of the conditions hereof may be executed in counterparts, each of which shall be considered an original but constituting one and the same documents.

    As conditions to the consent of Landlord to the Sublease, it is understood and agreed as follows:

              (a) NO RELEASE. This Consent to Sublease ("Consent") shall in no way release the Tenant or any person or entity claiming by, through or under Tenant, including Sublessee, from any of its covenants, agreements, liabilities and duties under the Lease (including, without limitation, all duties to cause and keep Landlord and others named or referred to in the Lease fully insured and indemnified with respect to any acts or omissions of Sublessee or its agents, employees or invitees or other matters arising by reason of the Sublease or Sublessee's use or occupancy of the Premises), as the same may be amended from time to time, without respect to any provision to the contrary in the Sublease.

              (b) SPECIFIC PROVISIONS OF LEASE AND SUBLEASE. This Consent does not constitute approval by Landlord of any of the provisions of the Sublease or agreement thereto or therewith; nor shall the same be construed to amend the Lease in any respect, any purported modifications being solely for the purpose of setting forth the rights and obligations as between Tenant and Sublessee, but not binding Landlord.

              (c) AMENDMENT OF SUBLEASE. Tenant and Sublessee shall not amend in any respect the Sublease without the prior written approval of Landlord. In no event shall any such amendment affect or modify or be deemed to affect or modify the Lease in any respect.

              (d) LIMITED CONSENT. This Consent is limited solely to the Sublease, and Landlord reserves the right to consent or to withhold consent and all other rights under the Lease with respect to any other matters including, without limitation, any proposed alterations and with respect to any further or additional subleases, assignments or transfers of the Lease or any interest therein or thereto including, without limitation, a sublease or any assignment of this Sublease. Neither the execution of this Consent by Landlord, nor the acceptance of Rent by Landlord from any other person, including Sublessee, shall constitute a consent to any subsequent transfer or a waiver of any of Landlord's rights hereunder or under the Lease.

              (e) TENANT'S CONTINUING LIABILITY. Tenant shall remain primarily liable to pay the Rent and all other amounts payable by Tenant under the Lease and to perform all other obligations of Tenant under the Lease. If Sublessee or any of its successors or assigns defaults under the Lease, Landlord may proceed directly against Tenant without pursuing any remedies whatsoever against Sublessee or any other person. Landlord may consent to subsequent transfers of the Lease by Sublessee or any other person without notifying Tenant or obtaining its consent, and no such action shall relieve Tenant of its primary liability and obligations under the Lease and this Consent. Tenant shall be liable to Landlord for any default under the Lease, whether such default is caused by Tenant or Sublessee or anyone claiming by or through either Tenant or Sublessee, but the foregoing shall not be deemed to restrict or diminish any right which Landlord may have against Sublessee pursuant to the Lease, in law or in equity for violation of the Lease or otherwise, including, without limitation, the right to enjoin or otherwise restrain any violation of the Lease by Sublessee.

              (f) ACCEPTANCE BY TENANT AND SUBTENANT. Tenant and Sublessee understand and acknowledge that Landlord has agreed to execute this Consent to Sublease based upon Tenant's and Sublessee's acknowledgement and acceptance of the terms and conditions hereof.

              (g) SUBORDINATION. The Sublease is, in all respects, subject and subordinate to the Lease, as the same may be amended. Furthermore, in the case of any conflict between the provisions of this Consent or the Lease and the provisions of the Sublease, the provisions of this Consent or the Lease, as the case may be, shall prevail unaffected by the Sublease.

              (h) TERMINATION OF LEASE/ATTORNMENT. The earlier termination of the term of the Lease or the surrender of the Lease by Tenant to Landlord, shall, provided there is no continuing and uncured event of default by Sublessee under the Sublease in the payment of rent or in the performance of any of the terms, covenants or conditions of the Sublease on Sublessee's part to be performed, operate as an assignment to Landlord of the Sublease, in which event Sublessee shall attorn to and recognize Landlord as Sublessee's landlord under the Sublease. Notwithstanding the foregoing, Landlord shall not be liable to Sublessee for the Security Deposit referenced in Section 19 of the Sublease in the event this Sublease is assigned to Landlord hereunder. The foregoing provisions of this paragraph shall apply notwithstanding that, as a matter of law, the Sublease may otherwise terminate upon the termination of the Lease and shall be self-operative upon such written demand of the Landlord, and no further instrument shall be required to give effect to documents in confirmation of the foregoing provisions of this paragraph satisfactory to Landlord in which Sublessee shall acknowledge such attornment and shall set forth the terms and conditions of its tenancy. Nothing contained in this paragraph shall be construed to impair or modify any right otherwise exercisable by the Landlord, whether under the Lease, any other agreement or in law.

              (i) LEASE STATUS. Tenant and Sublessee agree that the Lease, as the same may have been amended, is in full force and effect and that there are no breaches or defaults thereunder on the part of Landlord, nor does any condition exists that, with the passage of time or the giving of notice or both, would constitute such a breach or default on the part of Landlord under the Lease.

              (j) NO WAIVER; NO PRIVITY. Nothing herein contained shall be deemed a waiver of any of the Landlord's rights under the Lease. Except as specifically provided in paragraph 8 of this Consent with regard to the assignment of the Lease to Landlord upon the early termination of the term of the Lease or the surrender of the Lease by Tenant to Landlord, in no event shall Landlord be deemed to be in privity of contract with Sublessee or owe any obligation or duty to Sublessee under the Lease or otherwise, any duties of Landlord under the Lease being in favor of, for the benefit of and enforceable solely by Tenant.

              (k) NOTICES. Sublessee agrees to promptly deliver a copy to Landlord of all notices of default and all other notices sent to Tenant under the Sublease, and Tenant agrees to promptly deliver a copy to Landlord of all such notices sent to Sublessee under the Sublease.

              (l) TENANT REIMBURSEMENT OF TENANT IMPROVEMENT COSTS. In consideration of Landlord's agreement to execute this Consent, Tenant agrees to reimburse Landlord the amount of Five Thousand and 00/100 Dollars ($5,000.00) for the cost of tenant improvements being made to the Premises by Landlord in connection with the Sublease. Such amount shall be reimbursed by Tenant to Landlord within thirty (30) days of written request for such reimbursement by Landlord which written request shall include copies of paid invoices evidencing expenditures by Landlord for tenant improvements to the Premises in an amount equal to or greater than Twenty Thousand and 00/100 Dollars ($20,000.00).

              (m)  CONDITION UPON TERMINATION.  Despite the provisions of
Section 9.02 of the Lease to the contrary, provided there is no continuing and uncured event of default by Sublessee under the Sublease and Sublessee is in possession of the Premises upon the expiration of the term of the Lease (which is coterminous with the term of the Sublease, it being understood by the parties hereto that it is the intention of Sublessee to remain in possession of the Premises following the expiration of the term of the Lease/Sublease pursuant to a new lease to be entered into directly between Landlord and Sublessee), Landlord shall not require Tenant to remove its fixtures, equipment and/or personal property from the Premises upon the expiration of the term of the Lease.

              (n) WAIVER OF DOCUMENTATION COSTS. Landlord hereby waives its right to seek reimbursement from Tenant for its attorneys' fees and costs incurred in connection with the review and preparation of documents in connection with the Sublease as provided in Section 16.01(f) of the Lease.

              (o) TENANTS AND SUBTENANT BOUND. By executing this Consent, Tenant and Sublessee acknowledge and agree to be bound by all of the terms and conditions of Landlord's consent to the Sublease as set forth herein.

DATED: 11/30/95                        LANDLORD:

                                       Regents Park Financial Centre, Ltd.,a
                                       California limited partnership

                                       The Lomas Santa Fe Group, a California
                                       corporation (General Partner)


                                       By:    /S/-------------------
                                              -----------------------
                                       Name:  RICHARD E. KELLER
                                              -----------------------
                                       Title: PRESIDENT
                                              ----------------------


                                       By:    /S/
                                              -----------------------
                                       Name:  MATTHEW J. ROOT
                                              -----------------------
                                       Title: DIRECTOR OF LEASING
                                               ----------------------

                        TENANT'S ACKNOWLEDGMENT AND ACCEPTANCE

    Tenant hereby acknowledges all of the terms and conditions of the Consent to Sublease set forth above, accepts each and every term and provision thereof, and agrees to be bound thereby.

DATED: 11/30/95                        TENANT:

                                       Citicorp Savings, a Federal Savings and
                                       Loan Association, (now known as Citibank
                                       F.S.B., a Federal Savings Bank)


                                       By:    /S/
                                            -----------------------
                                       Name:  DAVID C. CUMMING
                                            -----------------------
                                       Title: VICE PRESIDENT
                                             ----------------------

                                       By:
                                            -----------------------
                                       Name:
                                            -----------------------
                                       Title:
                                             ----------------------

                      SUBLESSEE'S ACKNOWLEDGMENT AND ACCEPTANCE

    Sublessee acknowledges all of the terms and conditions of the Consent to Sublease set forth above, accepts each and every term and provision thereof, and agrees to be bound thereby.

DATED: 11/9/95                              SUBLESSEE:

                                       Southern California Bank, a California
                                       corporation


                                       By:  /S/
                                            -----------------------
                                       Name:  DAVID A. MCCOY
                                            -----------------------
                                       Title: EXECUTIVE VP/COO
                                             ----------------------

                                       By:
                                            -----------------------
                                       Name:
                                            -----------------------
                                       Title:
                                             ----------------------